EXHIBIT 99.7

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR
SUBSCRIPTION RIGHTS CERTIFICATES
ISSUED BY
ICAHN ENTERPRISES L.P.

This form, or one substantially equivalent to this form, must be used to exercise the transferable subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”), as described in the prospectus (the “Prospectus”) dated [                  ] of Icahn Enterprises L.P., a Delaware limited partnership (the “Partnership”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificates”), to the subscription agent listed below (the “Subscription Agent”) at or prior to 5:00 p.m., New York City time, on [                  ], unless such time is extended by the Partnership as described in the Prospectus (as it may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

Payment of the subscription price of $[     ] (the “Subscription Price”) of depositary units subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the section of the Prospectus entitled “The Rights Offering” at or prior to 5:00 p.m., New York City time, on the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the guaranteed delivery procedures thereof. See “The Rights Offering—Notice of Guaranteed Delivery” in the Prospectus.

The Subscription Agent is Registrar and Transfer Company.

Delivery Method	Address/Number
By Hand Deliver, Mail or Overnight Courier:	Registrar and Transfer Company Attn. Reorg/Exchange Department 10 Commerce Drive Cranford, NJ 07016

By Facsimile Transmission:	[ ]

Telephone Number for Confirmation:	(800) 866-1340

[ ]

If you have any questions or require additional copies of relevant documents, please contact the information agent, Registrar and Transfer Company at [              ] (for brokerage firms and banks) or (800) 368-5948 (for unitholders).

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Upon the terns and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise his/her/its Rights to subscribe for depositary units underlying the Rights represented by such Rights Certificate(s).

The undersigned understands that payment of the Subscription Price for each depositary unit subscribed for pursuant to his/her/its Rights must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $______either (check appropriate box):

☐           is being delivered to the Subscription Agent herewith

Or

☐	has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

☐           Wire transfer of funds

Name of transferor institution:

Date of transfer:

Confirmation number (if available):

☐           Certified check

☐           Bank draft (cashier’s check)

Name of maker:

Date of check or draft:

Check or draft:

Bank on which check is drawn or issuer:

Signature(s)

Address

Names

Area Code and Tel. No.(s)

Rights Certificate No(s) (if available)